EXHIBIT 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2022

Q3 FY 2022 Financial Highlights

•	Revenue: $1.248 billion

•	GAAP earnings per diluted share: $1.43

•	Non-GAAP earnings per diluted share: $2.10

MOUNTAIN VIEW, Calif. – August 17, 2022 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its third quarter fiscal year 2022. Revenue for the third quarter of fiscal year 2022 was $1.248 billion, compared to $1.057 billion for the third quarter of fiscal year 2021.

“Synopsys continues to execute very well. We delivered excellent fiscal third quarter results, with broad-based strength, and are increasing our outlook for the year,” said Aart de Geus, chairman and CEO of Synopsys. “Technology strength across the board, including multiple game-changing innovations, drove outstanding technical, competitive, and business results. While our customers navigate through the ebbs and flows of the market, they are simultaneously investing heavily in more complex chips, more sophisticated systems, and more software. The combination of Synopsys’ powerful portfolio and constructive market dynamics, plus the resilience of our business model, position us for a strong finish to the year. We expect to cross the $5 billion revenue mark in FY’22, with over 20% revenue growth, strong margin expansion and EPS growth, and more than $1.6 billion in operating cash flow.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal year 2022 was $222.6 million, or $1.43 per diluted share, compared to $198.6 million, or $1.27 per diluted share, for the third quarter of fiscal year 2021.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal year 2022 was $327.4 million, or $2.10 per diluted share, compared to non-GAAP net income of $284.5 million, or $1.81 per diluted share, for the third quarter of fiscal year 2021.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and other associated revenue categories, and (2) Software Integrity, which includes a comprehensive solution for building integrity—security, quality and compliance testing—into the customers’ software development lifecycle and supply chain. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the fourth quarter and full fiscal year 2022. These financial targets assume that there are no further changes to the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter and Fiscal Year 2022 Financial Targets

(in millions except per share amounts)

	Range for Three Months		Range for Fiscal Year
	October 31, 2022		October 31, 2022
	Low	High	Low	High
Revenue	$1,263	$1,293	$5,060	$5,090
GAAP Expenses	$1,076	$1,096	$3,978	$3,998
Non-GAAP Expenses	$919	$929	$3,395	$3,405
Other Income (Expense)	$3	$5	$12	$14
Non-GAAP Tax Rate	18%	18%	18%	18%
Outstanding Shares (fully diluted)	156	159	156	159
GAAP EPS	$1.06	$1.18	$6.37	$6.49
Non-GAAP EPS	$1.80	$1.85	$8.80	$8.85
Operating Cash Flow			$1,600	$1,650

For a reconciliation of Synopsys’ Fourth Quarter and Fiscal Year 2022 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 6337628, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on August 24, 2022. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2022 in November 2022. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the earnings call for the fourth quarter and fiscal year 2022, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter fiscal year 2022 in its quarterly report on Form 10-Q to be filed by September 8, 2022.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As an S&P 500 company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and offers the industry’s broadest portfolio of application security testing tools and services. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing more secure, high-quality code, Synopsys has the solutions needed to deliver innovative products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP.

Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP financial measures that include: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP financial measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys adopted a three-year normalized non-GAAP tax rate of 16% for fiscal years 2019 through 2021 in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations, and to more closely align our tax rate with our expected geographic earnings mix.

Given the uncertainty surrounding corporate tax reform, Synopsys adopted an annual non-GAAP tax rate of 18% for fiscal year 2022 rather than a three-year normalized non-GAAP tax rate in calculating its non-GAAP financial measures. This annual non-GAAP tax rate is based on an evaluation of its historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, as well as other factors such as its current tax structure, existing tax positions and expected recurring tax incentives. Synopsys will re-evaluate this rate on an annual basis for any significant events that could materially affect its projections, such as significant changes in its geographic earnings mix or significant tax law changes in major jurisdictions where Synopsys operates, and will further consider the appropriateness of adopting a multi-year normalized non-GAAP tax rate.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of Synopsys’ Current Report on Form 8-K filed on August 17, 2022, for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Third Quarter Fiscal Year 2022 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per diluted share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2022 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
GAAP net income	$222,626	$198,646	$831,094	$556,069
Adjustments:
Amortization of intangible assets	26,454	20,440	70,181	60,437
Stock compensation	127,605	85,162	333,437	248,530
Acquisition-related costs	5,232	5,702	11,332	11,594
Restructuring charges	—	15,151	12,057	15,151
Legal matters	—	(1,455)	—	(1,455)
Tax adjustments	(54,508)	(39,189)	(162,964)	(99,297)

Non-GAAP net income	$327,409	$284,457	$1,095,137	$791,029

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021
GAAP net income per diluted share	$1.43	$1.27	$5.31	$3.54
Adjustments:
Amortization of intangible assets	0.17	0.13	0.45	0.38
Stock compensation	0.82	0.54	2.13	1.58
Acquisition-related costs	0.03	0.04	0.07	0.07
Restructuring charges	—	0.10	0.08	0.10
Legal matters	—	(0.01)	—	(0.01)
Tax adjustments	(0.35)	(0.26)	(1.04)	(0.63)

Non-GAAP net income per diluted share	$2.10	$1.81	$7.00	$5.03

Shares used in computing net income per diluted share amounts:	155,806	156,907	156,545	157,158

(1)	Synopsys’ third quarter of fiscal year 2022 and 2021 ended on July 30, 2022 and July 31, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2022 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2022 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months
	October 31, 2022
	Low	High
Target GAAP expenses	$1,076,000	$1,096,000
Adjustments:
Amortization of intangible assets	(26,000)	(29,000)
Stock compensation	(131,000)	(138,000)

Target non-GAAP expenses	$919,000	$929,000

	Range for Three Months
	October 31, 2022
	Low	High
Target GAAP earnings per diluted share	$1.06	$1.18
Adjustments:
Amortization of intangible assets	0.18	0.17
Stock compensation	0.88	0.83
Tax adjustments	(0.32)	(0.33)

Target non-GAAP earnings per diluted share	$1.80	$1.85

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2022 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year
	October 31, 2022
	Low	High
Target GAAP expenses	$3,978,389	$3,998,389
Adjustments:
Amortization of intangible assets	(96,000)	(99,000)
Stock compensation	(464,000)	(471,000)
Acquisition-related costs	(11,332)	(11,332)
Restructuring charges	(12,057)	(12,057)

Target non-GAAP expenses	$3,395,000	$3,405,000

	Range for Fiscal Year
	October 31, 2022
	Low	High
Target GAAP earnings per diluted share	$6.37	$6.49
Adjustments:
Amortization of intangible assets	0.63	0.62
Stock compensation	3.01	2.96
Acquisition-related costs	0.07	0.07
Restructuring charges	0.08	0.08
Tax adjustments	(1.36)	(1.37)

Target non-GAAP earnings per diluted share	$8.80	$8.85

Shares used in non-GAAP calculation (midpoint of target range)	157,500	157,500

(1)	Synopsys’ fourth quarter of fiscal year 2022 and fiscal year 2022 will end on October 29, 2022. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Synopsys’ short-term and long-term financial targets, expectations and objectives; strategies related to our products and technology; business and market outlook, opportunities and strategies; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; software trends; planned acquisitions and stock repurchases; our expected tax rate; the expected impact of U.S. and foreign government actions and regulatory changes on our financial results; and the continued impact of the COVID-19 pandemic. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: risks from the continued impact of the COVID-19 pandemic on the global economy and on our business, operations and financial condition; macroeconomic conditions and uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations as well as actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2021, and in our latest Quarterly Report on Form 10-Q. The information provided herein is as of August 17, 2022. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2022	2021	2022	2021
Revenue:
Time-based products	$754,322	$665,563	$2,185,626	$1,945,647
Upfront products	268,584	203,301	973,483	586,798
Maintenance and service	224,860	188,266	638,141	519,329

Total revenue	1,247,766	1,057,130	3,797,250	3,051,774
Cost of revenue:
Products	164,077	127,592	480,166	389,677
Maintenance and service	87,774	65,604	253,665	202,210
Amortization of intangible assets	19,330	11,870	47,145	35,164

Total cost of revenue	271,181	205,066	780,976	627,051

Gross margin	976,585	852,064	3,016,274	2,424,723
Operating expenses:
Research and development	444,826	371,146	1,218,761	1,090,959
Sales and marketing	199,246	171,428	571,329	514,810
General and administrative	91,461	83,846	246,426	234,028
Amortization of intangible assets	7,124	8,570	23,036	25,273
Restructuring charges	—	15,151	12,057	15,151

Total operating expenses	742,657	650,141	2,071,609	1,880,221

Operating income	233,928	201,923	944,665	544,502
Other income (expense), net	2,426	11,414	(41,280)	61,934

Income before income taxes	236,354	213,337	903,385	606,436
Provision for income taxes	16,708	14,945	76,506	51,214

Net income	219,646	198,392	826,879	555,222
Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(2,980)	(254)	(4,215)	(847)

Net income attributed to Synopsys	$222,626	$198,646	$831,094	$556,069

Net income per share attributed to Synopsys:
Basic	$1.46	$1.30	$5.43	$3.64
Diluted	$1.43	$1.27	$5.31	$3.54
Shares used in computing per share amounts:
Basic	152,938	152,635	153,082	152,619

Diluted	155,806	156,907	156,545	157,158

(1)	Synopsys’ third quarter of fiscal year 2022 and 2021 ended on July 30, 2022 and July 31, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2022	October 31, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$1,383,559	$1,432,840
Short-term investments	147,599	147,949

Total cash, cash equivalents & short-term investments	$1,531,158	$1,580,789
Accounts receivable, net	682,647	568,501
Inventories	219,736	229,023
Prepaid and other current assets	465,487	430,028

Total current assets	2,899,028	2,808,341
Property and equipment, net	486,872	472,398
Operating lease right-of-use assets, net	574,501	493,251
Goodwill	3,854,889	3,575,785
Intangible assets, net	404,652	279,132
Deferred income taxes	617,429	612,655
Other long-term assets	492,176	510,698

Total assets	$9,329,547	$8,752,260

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$736,099	$741,191
Operating lease liabilities, current	54,170	79,678
Deferred revenue	1,755,594	1,517,623
Short-term debt	—	74,992

Total current liabilities	2,545,863	2,413,484
Operating lease liabilities, non-current	592,930	487,003
Long-term deferred revenue	164,964	136,303
Long-term debt	21,960	25,094
Other long-term liabilities	352,188	391,433

Total liabilities	3,677,905	3,453,317
Redeemable non-controlling interest	43,516	—
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 153,004 and 153,062 shares outstanding, respectively	1,530	1,531
Capital in excess of par value	1,415,244	1,576,363
Retained earnings	5,377,586	4,549,713
Treasury stock, at cost: 4,257 and 4,198 shares, respectively	(1,034,841)	(782,866)
Accumulated other comprehensive income (loss)	(155,493)	(49,604)

Total Synopsys stockholders’ equity	5,604,026	5,295,137
Non-controlling interest	4,100	3,806

Total stockholders’ equity	5,608,126	5,298,943

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$9,329,547	$8,752,260

(1)	Synopsys’ third quarter of fiscal year 2022 ended on July 30, 2022 and its fiscal year 2021 ended on October 30, 2021. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributed to Synopsys	$831,094	$556,069
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	169,708	151,274
Reduction of operating lease right-of-use assets	65,980	64,920
Amortization of capitalized costs to obtain revenue contracts	54,438	46,973
Stock-based compensation	333,437	248,530
Allowance for credit losses	(4,516)	13,813
Deferred income taxes	5,843	(33,116)
Other non-cash	6,141	2,936
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(121,786)	188,996
Inventories	118	(51,448)
Prepaid and other current assets	(56,075)	(62,201)
Other long-term assets	(20,058)	(117,922)
Accounts payable and accrued liabilities	(46,356)	51,991
Operating lease liabilities	(66,187)	(61,666)
Income taxes	(60,739)	(29,414)
Deferred revenue	254,353	152,328

Net cash provided by operating activities	1,345,395	1,122,063
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	70,847	1,128
Purchases of short-term investments	(73,330)	(146,082)
Proceeds from sales of long-term investments	582	—
Purchases of long-term investments	(7,000)	(7,591)
Purchases of property and equipment	(102,934)	(66,957)
Cash paid for acquisitions, net of cash acquired	(416,323)	(164,053)
Capitalization of software development costs	(1,970)	(1,517)
Other	(1,200)	(800)

Net cash used in investing activities	(531,328)	(385,872)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(76,838)	(21,637)
Issuances of common stock	161,416	113,976
Payments for taxes related to net share settlement of equity awards	(149,130)	(104,291)
Purchase of equity forward contract	(40,000)	(35,000)
Purchases of treasury stock	(717,266)	(538,082)
Other	(3,413)	(4,375)

Net cash used in financing activities	(825,231)	(589,409)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(38,155)	2,985

Net change in cash, cash equivalents and restricted cash	(49,319)	149,767
Cash, cash equivalents and restricted cash, beginning of year	1,435,183	1,237,970

Cash, cash equivalents and restricted cash, end of period	$1,385,864	$1,387,737

(1)	Synopsys’ third quarter of fiscal year 2022 and 2021 ended on July 30, 2022 and July 31, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)(3)

(in millions)

	Three Months Ended July 31, 2022	Three Months Ended July 31, 2021	Nine Months Ended July 31, 2022	Nine Months Ended July 31, 2021
Revenue by segment
- Semiconductor & System Design	$1,129.5	$959.1	$3,458.5	$2,768.0
% of Total	90.5%	90.7%	91.1%	90.7%
- Software Integrity	$118.3	$98.0	$338.8	$283.8
% of Total	9.5%	9.3%	8.9%	9.3%
Total segment revenue	$1,247.8	$1,057.1	$3,797.3	$3,051.8
Adjusted operating income by segment
- Semiconductor & System Design	$380.8	$328.7	$1,285.4	$916.5
- Software Integrity	$11.3	$8.7	$36.3	$25.0
Total adjusted segment operating income	$392.1	$337.4	$1,321.7	$941.5
Adjusted operating margin by segment
- Semiconductor & System Design	33.7%	34.3%	37.2%	33.1%
- Software Integrity	9.5%	8.8%	10.7%	8.8%
Total adjusted segment operating margin	31.4%	31.9%	34.8%	30.8%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(3)

(in millions)

	Three Months Ended July 31, 2022	Three Months Ended July 31, 2021	Nine Months Ended July 31, 2022	Nine Months Ended July 31, 2021
GAAP total operating income – as reported	$233.9	$201.9	$944.7	$544.5
Other expenses managed at consolidated level
-Amortization of intangible assets	26.5	20.4	70.2	60.4
-Stock compensation	127.6	85.2	333.4	248.5
-Non-qualified deferred compensation plan	(1.1)	10.5	(50.0)	62.7
-Acquisition-related costs	5.2	5.7	11.3	11.6
-Restructuring charges	—	15.2	12.1	15.2
-Legal matters	—	(1.5)	—	(1.5)

Total adjusted segment operating income	$392.1	$337.4	$1,321.7	$941.5

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

These segments results are consistent with the information required by ASC 280, Segment Reporting. Synopsys’ chief operating decision maker (CODM) is our CEO. The CODM does not allocate certain operating expenses managed at a consolidated level to our reportable segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amount may not foot due to rounding.

(3)	Synopsys’ third quarter of fiscal year 2022 and 2021 ended on July 30, 2022 and July 31, 2021, respectively. For presentation purposes, we refer to the closest calendar month end.